                                                                   EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               NETCENTIVES INC.,

                        ARACHNID ACQUISITION CORPORATION

                                      AND

                                 MAXMILES, INC.

                                January 31, 2000

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
  SECTION ONE                                                                   1
    1.   The Merger.........................................................    1
         1.1    The Merger..................................................    1
         1.2    Closing; Effective Time.....................................    1
         1.3    Effect of the Merger........................................    2
         1.4    Certificate of Incorporation; Bylaws........................    2
         1.5    Directors and Officers......................................    2
         1.6    Effect on Capital Stock.....................................    2
         1.7    Surrender of Certificates...................................    5
         1.8    No Further Ownership Rights in Target Capital Stock.........    6
         1.9    Tax and Accounting Consequences.............................    7
         1.10   Taking of Necessary Action; Further Action..................    7
         1.11   Withholding.................................................    7
         1.12   Lost, Stolen or Destroyed Certificates......................    7

  SECTION TWO                                                                   7
    2.   Representations and Warranties of Target...........................    7
         2.1    Organization Standing and Power; Subsidiaries...............    8
         2.2    Certificate of Incorporation and Bylaws.....................    8
         2.3    Capital Structure...........................................    8
         2.4    Authority...................................................    9
         2.5    No Conflicts; Required Filings and Consents.................    9
         2.6    Financial Statements........................................   10
         2.7    Absence of Undisclosed Liabilities..........................   10
         2.8    Absence of Certain Changes..................................   11
         2.9    Litigation..................................................   12
         2.10   Restrictions on Business Activities.........................   12
         2.11   Permits.....................................................   13
         2.12   Title to Property...........................................   13
         2.13   Intellectual Property.......................................   14
         2.14   Environmental Matters.......................................   15
         2.15   Taxes.......................................................   16
         2.16   Employee Benefit Plans......................................   18
         2.17   Certain Agreements Affected by the Merger...................   19
         2.18   Employee Matters............................................   20
         2.19   Material Contracts..........................................   20
         2.20   Interested Party Transactions...............................   21
         2.21   Insurance...................................................   22
         2.22   Compliance With Laws........................................   22
         2.23   Minute Books................................................   22
         2.24   Complete Copies of Materials................................   22
         2.25   Brokers' and Finders' Fees..................................   22
         2.26   Vote Required...............................................   22

                               TABLE OF CONTENTS
                                  (continued)

                                                                              Page
                                                                              ----
          2.27  Board Approval..............................................   22
          2.28  Accounts Receivable.........................................   22
          2.29  Customers and Suppliers.....................................   23
          2.30  Third Party Consents........................................   23
          2.31  Representations Complete....................................   23

SECTION THREE                                                                  23
  3.      Representations and Warranties of Acquiror and Merger Sub.........   23
          3.1   Organization, Standing and Power............................   24
          3.2   Authority...................................................   24
          3.3   No Conflict; Required Filings and Consents..................   24
          3.4   Acquiror Common Stock.......................................   25
          3.5   SEC Documents; Financial Statements.........................   25
          3.6   Litigation..................................................   25

 SECTION FOUR                                                                  26
   4.     Additional Agreements.............................................   26
          4.1   Best Efforts and Further Assurances.........................   26
          4.2   Consents; Cooperation.......................................   26
          4.3   Public Disclosure...........................................   27
          4.4   State Statutes..............................................   27
          4.5   Blue Sky Laws...............................................   27
          4.6   Maintenance of Target Indemnification Obligations...........   27
          4.7   Filing of Form S-8..........................................   28

 SECTION FIVE                                                                  28
   5.     Actions to be Taken at the Effective Time.........................   28
          5.1   Certificates of Acquiror, Merger Sub and Target.............   28
          5.2   Legal Opinions..............................................   29
          5.3   Good Standing...............................................   29
          5.4   Escrow Agreement............................................   29
          5.5   Third Party Consents........................................   30
          5.6   Resignation of Directors and Officers.......................   30
          5.7   Employment Agreement........................................   30
          5.8   Stock Restriction Agreement.................................   30
          5.9   Registration Rights.........................................   30

SECTION SIX                                                                    30
  6.      Escrow and Indemnification........................................   30
          6.1   Survival of Representations and Warranties..................   30
          6.2   Escrow Fund.................................................   31
          6.3   Indemnification.............................................   31
          6.4   Damages Threshold...........................................   32
          6.5   Escrow Period...............................................   32

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
                                                                               ----
          6.6   Distributions; Voting.......................................   32
          6.7   Method of Asserting Claims..................................   33
          6.8   Representative of the Stockholders; Power of Attorney.......   33
          6.9   Adjustment to Escrow........................................   33

SECTION SEVEN                                                                  34
  7.      General Provisions................................................   34
          7.1   Expenses....................................................   34
          7.2   Notices.....................................................   34
          7.3   Interpretation..............................................   35
          7.4   Counterparts................................................   35
          7.5   Entire Agreement; Nonassignability; Parties in Interest.....   35
          7.6   Severability................................................   35
          7.7   Remedies Cumulative.........................................   36
          7.8   Governing Law...............................................   36
          7.9   Rules of Construction.......................................   36
         7.10   Amendments and Waivers......................................   36

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (the "Agreement") is made and
                                                     ---------
entered into as of January 31, 2000, by and among Netcentives Inc., a Delaware corporation ("Acquiror"), Arachnid Acquisition Corporation, a Delaware
              --------
corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and
              ----------
MaxMiles, Inc., a Delaware corporation ("Target").
                                         ------

                                    RECITALS
                                    --------

     A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub and Target (the "Merger") and, in
                                                          ------
furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Target (the "Target
                                                                      ------
Capital Stock") shall be converted into shares of the Common Stock of Acquiror
-------------
(the "Acquiror Common Stock"), at the rates set forth herein.
      ---------------------

     B. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                       ----
reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

                                  SECTION ONE

     1.  The Merger.
         ----------

          1.1  The Merger  At the Effective Time (as defined in Section 1.2) and
               ----------
subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the
                             ---------       ---------------------
applicable provisions of the Delaware General Corporation Law ("Delaware Law"),
                                                                ------------
Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."
                                                     ---------------------

          1.2  Closing; Effective Time.  The closing of the transactions
               -----------------------
contemplated by this Agreement (the "Closing") shall take place concurrently
                                     -------
with the execution of this Agreement by the parties hereto (the "Closing Date").
                                                                 ------------
As soon as practicable following Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing shall take
                                        --------------
place at the offices of

Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, or at such other location as the parties agree.

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation, provided, however, that the name of the Surviving Corporation will be "MaxMiles, Inc.".

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          1.5  Directors and Officers.  At the Effective Time, the directors of
               ----------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          1.6  Effect on Capital Stock.  By virtue of the Merger and without any
               -----------------------
action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

          (a) Conversion of Target Capital Stock.  Each of the issued and
              ----------------------------------
outstanding shares of Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share, of Target (the "Target Common Stock" and
                                                  -------------------
"Target Preferred Stock," respectively) issued and outstanding immediately prior
 -----------------------
to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of Delaware Law ("Dissenting Shares")) shall be converted into the right to receive
               -----------------
that fraction of Acquiror Common Stock as shall equal the Stock Exchange Ratio (as defined below) (the "Merger Consideration"). All shares of Target Capital
                         --------------------
Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 1.7, without interest.

          (b) Cancellation of Target Capital Stock Owned by Acquiror or Target.
              ----------------------------------------------------------------
At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

               (c) Target Stock Options and Warrants.
                   ---------------------------------

          (i) All options to purchase Target Common Stock (the "Target Options")
                                                                --------------
issued and outstanding (whether or not exercisable, whether or not vested, and whether or not performance-based) under the Target 1998 Key Employee Stock Option Plan, as amended (the "Target Stock Option Plan"), shall remain
                              ------------------------
outstanding following the Effective Time.  Schedule 1.6(c) hereto sets forth a
                                           ---------------
true and complete list as of the date of this Agreement of all holders of outstanding options under the Target Stock Option Plan, including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option.

          (ii) At the Effective Time, the Target Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Acquiror in accordance with this Section 1.6(c). Each such Target Option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan immediately prior to the Effective Time, except that (i) such Target Option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Target Option immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, rounded down to the nearest whole number of shares of Acquiror Common Stock and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such Target Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio, rounded up to the nearest whole cent.

          (iii) Except as set forth on Schedule 1.6(c), Target has not taken, and shall not take, any action that would result in the accelerated vesting, exercisability or payment of Target Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement.

          (iv) It is the intention of the parties that the Target Options assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Target Options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of a Target Option under the Target Stock Option Plan, a written document evidencing the foregoing assumption of such option by Acquiror.

          (d) Capital Stock of Merger Sub.  At the Effective Time, each share of
              ---------------------------
Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding
                             -----------------------
immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Dissenters' Rights.  Any Dissenting Shares shall not be converted
              ------------------
into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common Stock to which such holder would otherwise be entitled under this Section 1.6 and the Certificate of Merger less the number of shares allocable to such holder, if any, that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 6 below.

          (f) Fractional Shares.  No fraction of a share of Acquiror Common
              -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Acquiror Common Stock for the five (5) most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market (the "Closing Price").
                                                   -------------

               (g) Definitions.  For purposes of this Agreement, the terms set
                   -----------
forth below shall be defined as follows:

          (i) The "Stock Exchange Ratio" shall be equal to the quotient obtained
                   --------------------
by dividing (A)  175,000 shares of Acquiror Common Stock (the "Total Acquiror
                                                               --------------
Shares") by (B) the Target Fully Diluted Shares Outstanding.
------

          (ii) The "Target Fully Diluted Shares Outstanding" shall equal the sum
                    ---------------------------------------
of (1) the total number of shares of Target Common Stock issued and outstanding as of the Effective Time, (2) the total number of shares of Target Preferred Stock issued and outstanding as of the Effective Time, plus (3) the maximum number of shares of Target Common Stock issuable upon exercise or conversion of all outstanding options and securities exercisable for or convertible into Target Common Stock as of the Effective Time.

          1.7  Surrender of Certificates.
               -------------------------

          (a) Exchange Agent.  American Stock Transfer and Trust shall act as
              --------------
exchange agent (the "Exchange Agent") in the Merger.
                     --------------

          (b) Acquiror to Provide Common Stock and Cash.  Promptly after the
              -----------------------------------------
Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to
Section 1.6(a) less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements
                                    -----------
of Section 6 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

          (c) Exchange Procedures.  Within ten business days after the Effective
              -------------------
Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately
                                              ------------
prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 6 below, if any, and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 6 below, Acquiror shall cause to be deposited with the Escrow Agent (as defined in Section 6 below) a certificate or certificates representing 17,500 shares of Acquiror Common Stock which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7 (the "Initial Escrow Shares"). Such
                                             ------- -------------
shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in
Section 6 below.  To the
extent not used for such purposes, such shares shall be released, all as provided in Section 6 below.

          (d) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Dissenting Shares.  The provisions of this Section 1.7 shall also
              -----------------
apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

          (f) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time payable (but for the provisions of this Section 1.7(f)) with respect to such shares of Acquiror Common Stock.

          (g) Transfers of Ownership.  If any certificate for shares of Acquiror
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          1.8  No Further Ownership Rights in Target Capital Stock.  All shares
               ---------------------------------------------------
of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

          1.9  Tax and Accounting Consequences.  It is intended by the parties
               -------------------------------
that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

          1.10  Taking of Necessary Action; Further Action.  If at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          1.11  Withholding.  Each of the Surviving Corporation and Acquiror
                -----------
shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign tax laws. To the extent that amounts are so withheld by the Surviving Corporation or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by the Surviving Corporation or Acquiror, as the case may be.

          1.12  Lost, Stolen or Destroyed Certificates.  In the event any
                --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its reasonable discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                  SECTION TWO

     2.  Representations and Warranties of Target.
         ----------------------------------------

          In this Agreement, any reference to a "Material Adverse Effect" with
                                                 -----------------------
respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other related adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business (as currently conducted or as presently contemplated it will be conducted), operations, or results of operations of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

          In this Agreement, any reference to a party's "knowledge" means such
                                                         ---------
party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in questions.

          Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror immediately prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target
                                   --------------------------
represents and warrants to Acquiror and Merger Sub as follows:

          2.1  Organization; Subsidiaries.  Target is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target has no subsidiaries and except as set forth in
Section 2.1 of the Target Disclosure Schedule, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

          2.2  Certificate of Incorporation and Bylaws.  Target has delivered a
               ---------------------------------------
true and correct copy of the Certificate of Incorporation and Bylaws of Target, and a true and correct copy of the Certificate of Designation of the Series A Preferred Stock of Target, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          2.3  Capital Structure.  The authorized capital stock of Target
               -----------------
consists of 1,500,000 shares of Common Stock and 500,000 shares of Preferred Stock, 250,000 of which have been designated as Series A Preferred Stock (the

"Series A Preferred") of which there were issued and outstanding as of the close
-------------------
of business on January 10, 2000, 199,419 shares of Common Stock, 199,997.70 shares of Series A Preferred Stock (the "Series A Preferred"). There are no
                                         ------------------
other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities other than pursuant to the exercise of options outstanding as of such date under the Target Stock Option Plan. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Common Stock and Series A Preferred were issued in compliance with all applicable federal and state securities laws. As of the close of business on January 10, 2000, Target has reserved 60,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plan, of which none have been issued pursuant to option exercises or direct stock purchases and 57,224 shares are subject to outstanding, unexercised options. Schedule 1.6(c) of this Agreement sets forth the number of outstanding Target Options and all other rights to acquire shares of Target Common Stock pursuant to the Target Stock Option Plan and the applicable exercise prices. Except (i) for the Target Options, (ii) for the rights created pursuant to this Agreement and as disclosed in Section 2.3 of the Target Disclosure Schedule, and (iii) for Target's right to repurchase any unvested shares under the Target Stock Option Plan, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target is a party or by which Target is bound relating to the issued or unissued capital stock of Target or obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 2.3 of the Target Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, between or among any of Target's stockholders. The terms of the Target Stock Option Plan permit the assumption or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, with the approval of the Board of Directors of Target, without the consent or approval of the holders of such securities, the Target stockholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

          2.4  Authority.  Target has all requisite corporate power and
               ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target. Target's Board of Directors and stockholders have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

          2.5  No Conflicts; Required Filings and Consents.
               -------------------------------------------

          (a) Except as set forth on Section 2.5 of the Target Disclosure Schedule, the execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target, as amended, including certificates of designation or other documents defining the rights and preferences of the Target Capital Stock, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary or any of their properties or assets.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to Target or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2 and by Delaware Law, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                     --------
Act"), the Securities Act of 1933, as amended (the "Securities Act"), applicable
---                                                 --------------
state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations,
                          ---
filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          2.6  Financial Statements.  Section 2.6 of the Target Disclosure
               --------------------
Schedule includes a true, correct and complete copy of Target's unaudited financial statements for each of the fiscal years ended December 31, 1997, 1998 and 1999, respectively, (collectively, the "Financial Statements"). The
                                            --------------------
Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), except that the Financial Statements do not have
                        ----
notes thereto, applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present in all material respects the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          2.7  Absence of Undisclosed Liabilities.  Except as set forth in
               ----------------------------------
Section 2.7 of the Target Disclosure Schedule, Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended December 31, 1999 (the "Target Balance
                                                           --------------
Sheet"), (ii) those incurred in the ordinary course of business and not required
-----
to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Target Balance Sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

          2.8  Absence of Certain Changes.  Except as set forth in Section 2.8
               --------------------------
of the Target Disclosure Schedule, since December 31, 1999 ( the "Target Balance
                                                                  --------------
Sheet Date") there has not been, occurred or arisen any:
----------

          (a) transaction by Target except in the ordinary course of business as conducted on that date and consistent with past practices (other than the negotiation of the Merger and the execution of any documents in connection therewith, including a letter of intent and term sheet);

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of Target;

          (c) capital expenditure or commitment by Target, in any individual amount exceeding $10,000, or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Target or any Subsidiary (whether or not covered by insurance) which would constitute a Material Adverse Effect;

          (e) claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by Target or any revaluation by Target of any of its assets;

          (g) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock, except repurchases of Target Common Stock from terminated Target employees at the original per share purchase price of such shares;

          (h) increase in the salary or other compensation payable or to become payable by Target to any officers, directors, employees or advisors of Target, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

          (i) sale, lease, license of other disposition of any of the assets or properties of Target, except in the ordinary course of business and not in excess of $10,000 in the aggregate;

          (j) termination or material amendment of any Material Contract (as defined below), to which Target is a party or by which it is bound;

          (k) loan by Target to any person or entity, or guaranty by Target of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables not in excess of $10,000 in the aggregate and in the ordinary course of business, consistent with past practices;

          (l) waiver or release of any right or claim of Target, including any write-off or other compromise of any account receivable of Target, in excess of $10,000 in the aggregate;

          (m) issuance or sale by Target of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (n) material change in pricing or royalties set or charged by Target to its customers or licensees or, in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target;

          (o) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Company; or

          (p) agreement by Target, or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

          2.9  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or, to the knowledge of Target, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or, to the best knowledge of Target, any of their respective directors or officers (in their capacities as such), that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is set forth in Section 2.9 of the Target Disclosure Schedule.

          2.10  Restrictions on Business Activities.  Except as set forth in
                -----------------------------------
Section 2.10 of the Target Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice or future business practice (as presently contemplated by Target) of Target, any acquisition of property by Target or the overall conduct of business by Target as currently conducted or as proposed to be conducted by Target. Except as set forth in Section 2.10 of the Target Disclosure Schedule, Target has not entered into any agreement under which Target is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          2.11  Permits.  Target is in possession of all franchises, grants,
                -------
authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no suspension or cancellation of any Target
      ---------------------
Authorization is pending or, to the best of Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. To Target's knowledge, Target is not in conflict with, or in default or violation of, (i) any laws applicable to Target or by which any property or asset of Target is bound or affected, (ii) any Target Authorization, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Target.

          2.12  Title to Property.
                -----------------

          (a) Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Target Balance Sheet. The property and equipment of Target that are used in the operation of its business are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent United States GAAP requires the same to be reflected. Section 2.12(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing are valid and effective in accordance with their respective terms and Target has received no notice under any such leases regarding any existing default by Target or event of default by Target (or event which with notice or lapse of time, or both, would constitute a default by Target).

          (b) Section 2.12(b) of the Target Disclosure Schedule also sets forth a true, correct and complete list of all equipment valued in excess of $1000 (the "Equipment") owned or leased by Target and its Subsidiaries, and such
      ---------
Equipment is, taken as a whole, (i) reasonably adequate for the conduct of Target's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

          2.13  Intellectual Property.
                ---------------------

          (a) Target is the sole and exclusive owner of (free and clear of any liens, except as set forth on Section 2.13 of the Target Disclosure Schedule), or is licensed or otherwise possess legally enforceable rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to
                          ---------------------
be used in the business of Target as currently conducted or as proposed to be conducted by Target, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target.

          (b) Section 2.13 of the Target Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, owned by Target and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third
                                                                        -----
Party Intellectual Property Rights") which are incorporated in, are, or form a
----------------------------------
part of any Target product that is material to its business. Target is not in violation of any license, sublicense or agreement described in Section 2.13 of the Target Disclosure Schedule.

          (c) Except as set forth in Section 2.13(c) of the Target Disclosure Schedule, to Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target or any Intellectual Property right of any third party to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Except as set forth in Section 2.13(c) of the Target Disclosure Schedule, Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) All patents, registered trademarks, service marks and copyrights held by Target are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Target. Neither the conduct of the business of Target as currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of Target as now manufactured, sold or licensed or used, infringes on any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Target. All registered trademarks, service marks and copyrights held by Target are valid and existing. To Target's knowledge, no third party is challenging the ownership by Target, or the validity or effectiveness of, any of the Intellectual Property. Target has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target, except such as may have been commenced by Target. There is no breach or violation of, actual loss of, or to Target's knowledge threatened loss of, rights under any license agreement to which Target is a party.

          (e) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

          (f) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential
                                                         ------------
Information"). Target has a policy requiring each employee, consultant and
-----------
independent contractor to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees, consultant and independent contractors of Target have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

    2.14  Environmental Matters.
          ---------------------

          (a) The following terms shall be defined as follows:

              (i) "Environmental and Safety Laws" shall mean any federal,
                   -----------------------------
state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

              (ii) "Hazardous Materials" shall mean any toxic or hazardous
                    -------------------
substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant

          (b) Target has complied with and is in compliance, in all material respects, with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Target of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and (ii) Target has not received written notice of, or, to the knowledge of Target, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law.

          2.15  Taxes.
                -----

          (a) For purposes of this Section 2.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

          (i) The term "Taxes" shall mean all taxes, however denominated,
                        -----
including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

          (ii) The term "Returns" shall mean all reports, estimates,
                         -------
declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of Target have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings. Target has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Target's liabilities for unpaid Taxes for all periods through the date of the Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of Target payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Target has been incurred (or prior to Closing will be incurred) since the Target Balance Sheet Date other than in the ordinary course of business.

          (d) Acquiror has been furnished by Target true and complete copies of all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target for all periods since Target's inception.

          (e) No audit of the Returns of or including Target by a government or taxing authority is in process, threatened or, to Target's knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of Target, and Target has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Target is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

          (f) Target is not (nor has it ever been) a party to any tax sharing agreement.

          (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target has not agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Target will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target received the economic benefit prior to the Closing Date. Target is not and has not been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

          (h) The Target Disclosure Schedule, including Section 2.15, contains accurate and complete information regarding Target's net operating losses for federal and each state tax purposes. Target has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

          2.16  Employee Benefit Plans.
                ----------------------

          (a) Schedule 2.16 lists, with respect to Target, any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of
     ---------------
the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii)
                                                              -----
each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $80,000 and all severance agreements, with any of the directors, officers or employees of Target (other than, in each case, any such contract or agreement that is terminable by Target at will or without penalty or other adverse consequence),
(iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any Subsidiary (together, the "Target
                                                                   ------
Employee Plans").
--------------

          (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. None of the Target Employee Plans are intended to be qualified under Section 401(a) of the Code.

          (c) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or
violation by any other party to, any of the Target Employee Plans.   With
respect to each Target Employee Plan subject to ERISA as an employee welfare benefit plan within the meaning of Section 3(1) of

ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or any similar
                                                         -----
state law and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 or any similar state law and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

          (e) Except as set forth in Section 2.16 of the Target Disclosure Schedule, each of the Target Employee Plans can be terminated by Target within a period of 30 days following the Effective Time, without payment of any additional material amounts or the additional vesting or acceleration of any such benefits.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's Financial Statements.

          2.17  Certain Agreements Affected by the Merger.  Neither the
                -----------------------------------------
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as set forth in Section 2.17 of the Target Disclosure Schedule, result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, (ii) materially increase any benefits otherwise payable by Target, or (iii) except as set forth in Section 2.17 of the Target Disclosure Schedule, result in the acceleration of the time of payment or vesting of any such benefits.

          2.18  Employee Matters.  Target is in compliance in all material
                ----------------
respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Target, threatened, between Target and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Target is not a party to any collective bargaining agreement or other labor unions contract nor does Target know of any activities or proceedings of any labor union or other group to organize any such employees. No Target employee is currently on a leave of absence (whether or not paid) with guaranteed reinstatement pursuant to contract or applicable law, and no Target employee has requested such a leave to commence following the date hereof.

          2.19  Material Contracts.
                ------------------

          (a) Subsections (i) through (ix) of Section 2.19(a) of the Target Disclosure Schedule contain a list of all contracts and agreements to which Target is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target taken as a whole (such contracts, agreements and arrangements as are required to be set forth in
Section 2.19(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include,
                     ------------------
without limitation, the following and shall be categorized in the Target Disclosure Schedule as follows:

          (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target under the terms of which Target: (A) paid or otherwise gave consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to pay or otherwise give consideration of more than $25,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Target without penalty or further payment of less than $25,000;

          (ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target is a party which (A) involved consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Target without penalty or further payment of less than $25,000;

          (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which Target is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target is a party which: (1) involved consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1999, (2) are likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, or
(3) are likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract;

          (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which Target is a party and which (A) involved consideration or more than $25,000 in the aggregate during the calendar year ended December 31, 1999, (B) are likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, or (C) are likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract;

          (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Target has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

          (vi) all contracts and agreements between or among Target, on the one hand, and any affiliate of Target (other than a wholly owned subsidiary), on the other hand; and

          (vii) all other contracts or agreements (A) which are material to Target or the conduct of its businesses, (B) the absence of which would have a Material Adverse Effect on Target, or (C) which are believed by Target to be of unique value even though not material to the business of Target.

          (b) Except as set forth on Section 2.19(b) of the Target Disclosure Schedule, and except as would not, individually or in the aggregate, have a Material Adverse Effect on Target, each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been cancelled by the other party; Target is not in receipt of any claim of default under any such agreement; and Target does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has furnished Acquiror with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

          2.20  Interested Party Transactions.  Target is not indebted to any
                -----------------------------
director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target.

          2.21  Insurance.  Target has policies of insurance and bonds of the
                ---------
type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.22  Compliance With Laws.  Target has complied with, is not in
                --------------------
violation of, and have not received any notices of violation with respect to, any material federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

          2.23  Minute Books.  The minute books of Target and its Subsidiaries
                ------------
made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.24  Complete Copies of Materials.  Target has delivered or made
                ----------------------------
available true and copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its Subsidiaries.

          2.25  Brokers' and Finders' Fees.  Target has not incurred, nor will
                --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transactions contemplated hereby.

          2.26  Vote Required.  The affirmative vote of the holders of a
                -------------
majority of the shares of Target Common Stock and the holders of two-thirds of the Series A Preferred Stock outstanding prior to the Merger is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby, pursuant to Target's Certificate of Incorporation and Certificate of Designation and Delaware Law.

          2.27  Board Approval.  The Board of Directors of Target has
                --------------
unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

          2.28  Accounts Receivable.
                -------------------

          (a) Except as disclosed in Section 2.27(a) of the Target Disclosure Schedule, Target has made available to Acquiror a list of all accounts receivable of Target reflected on the Financial Statements ("Accounts
                                                             --------
Receivable") along with a range of days elapsed since invoice.
----------
          (b) Except as disclosed in Section 2.27(b) of the Target Disclosure Schedule, all Accounts Receivable of Target arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

          2.29  Customers and Suppliers.  As of the date hereof, no customer
                -----------------------
which individually accounted for more than 10% of Target's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after the Target Balance Sheet Date decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

          2.30  Third Party Consents.  Except as set forth in Section 2.30 of
                --------------------
the Target Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

          2.31  Representations Complete.  None of the representations or
                ------------------------
warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact which has not been disclosed to Acquiror of which Target is aware and which materially adversely affects or could reasonably be anticipated to result in a Material Adverse Effect, which when viewed in light of all other facts would be a material omission.



                                 SECTION THREE

     3.  Representations and Warranties of Acquiror and Merger Sub.
         ---------------------------------------------------------

          Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub
                        ----------------------------
hereby jointly and severally represent and warrant to Target as follows:

          3.1  Organization, Standing and Power.  Each of Acquiror and Merger
               --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor any of its subsidiaries is in violation of any material provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          3.2  Authority.  Acquiror and Merger Sub have all requisite corporate
               ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms.

          3.3  No Conflict; Required Filings and Consents.
               ------------------------------------------

          (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by Delaware Law, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD")
                                                                       ----
within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, and (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

          3.4  Acquiror Common Stock.  The shares of Acquiror Common Stock to be
               ---------------------
issued to the stockholders of Target pursuant to the Merger and this Agreement are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of Acquiror Common Stock pursuant to the Merger will transfer to the stockholders of Target valid title to such shares of Acquiror Common Stock, free and clear of all liens, encumbrances, security interests, charges, restrictions or other similar encumbrances or defects in title.

          3.5  SEC Documents; Financial Statements.
               -----------------------------------

          (a) Acquiror has filed all forms, reports and documents required to be filed by Acquiror with the SEC since October 13, 1999 (collectively, the "Acquiror SEC Documents"). As of their respective filing dates, the Acquiror SEC
-----------------------
Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document.

          (b) The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements")
                                             -----------------------------
were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

          3.6  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or, to the Company's knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any Material Adverse Effect on the assets, condition or affairs of the Company. There is no action, suit proceeding or investigation by the Company currently pending or which the Company intends to initiate

                                  SECTION FOUR

     4.  Additional Agreements.
         ---------------------

          4.1  Best Efforts and Further Assurances.  Each of the parties to this
               -----------------------------------
Agreement shall use its best efforts to effectuate the transactions contemplated hereby. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          4.2  Consents; Cooperation.
               ---------------------

          (a) Each of Acquiror, Target and Stockholders' Representative shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, including those required under HSR, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

          (b) Each of Acquiror, Target and Stockholders' Representative shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third party consent, waiver or approval described in this Section 4.2(b), it, or in the case of the Target, the Stockholders' Representative, shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

          (c) Each of Acquiror, Target and Stockholders' Representative will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          4.3  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

          4.4  State Statutes.  If any state takeover law shall become
               --------------
applicable to the transactions contemplated by this Agreement, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

          4.5  Blue Sky Laws.  Acquiror shall take such steps as may be
               -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

          4.6  Maintenance of Target Indemnification Obligations.
               -------------------------------------------------

          (a) Subject to and following the Effective Time, the Surviving Corporation shall indemnify and hold harmless the Indemnified Target Parties (as defined below) to the extent provided in the Bylaws or Certificate of Incorporation of Target, in each case as in effect as of the date of this Agreement. The Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, keep in effect such provisions, which shall not be amended except as required by applicable law or to make changes permitted by Delaware Law that would enlarge the rights to indemnification available to the Indemnified Target Parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware Law. For purposes of this Section 4.10, "Indemnified Target Parties" shall mean the
                                --------------------------
individuals who were officers, directors, employees and agents of Target on or prior to the Effective Time.

          (b) Subject to and following the Effective Time, the Surviving Corporation shall be obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any Indemnified Target Party in enforcing the rights provided in this Section 4.10 and shall make any advances of such expenses to the Indemnified Target Party that would be available under the Bylaws or Certificate of Incorporation of Target (in each case as in effect as of the date of this Agreement) with regard to the advancement of indemnifiable expenses, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

          (c) The provisions of this Section 4.10 shall be in addition to any other rights available to the Indemnified Target Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Target Parties.

          4.7  Filing of Form S-8.  As soon as practicable following the
               ------------------
Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to Target Options assumed by Acquiror pursuant to Section 1.6(c) and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Target Options remain outstanding.

          4.8  Release of Guaranty.  As soon as practicable following the
               -------------------
Effective Time, Acquiror shall use its commercially reasonable best efforts to cause the release of and, if required, pay all amounts due under the Commercial Guaranty dated December 23, 1999, made by Jim Hallene in favor of Hinsdale Bank and Trust Co. with respect to Target's $100,000 line of credit.

                                  SECTION FIVE
                                  ------------

     5.  Actions to be Taken at the Effective Time.
         -----------------------------------------

          At the Effective Time the Acquiror, Merger Sub and Target shall undertake to complete the following actions any of which may be waived in writing by the party whose obligations hereunder are subject to such condition hereto:

          5.1  Certificates of Acquiror, Merger Sub and Target.
               -----------------------------------------------

          (a) Certificate of Secretary of Acquiror. Target shall have been
              ------------------------------------
provided with a certificate executed by the Secretary or Assistant Secretary of Acquiror certifying:

          (i) Resolutions duly adopted by the Board of Directors of Acquiror authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

          (ii) the incumbency of the officers of Acquiror executing this Agreement and all agreements and documents contemplated hereby.

          (b) Certificate of Secretary of Merger Sub. Target shall have been
              --------------------------------------
provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

          (i) Resolutions duly adopted by the Sole Director and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

          (ii) the incumbency of the officers of Merger Sub executing this Agreement and all agreements and documents contemplated hereby.

          (c) Certificate of Secretary of Target.  Acquiror and Merger Sub shall
              ----------------------------------
have been provided with a certificate executed by the Secretary of Target certifying:

          (i) Resolutions duly adopted by the Board of Directors and the stockholders of Target authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

          (ii) The Certificate of Incorporation and Bylaws of Target, as in effect immediately prior to the Effective Time, including all amendments thereto; and

          (iii) the incumbency of the officers of Target executing this Agreement and all agreements and documents contemplated hereby.

          5.2  Legal Opinions.
               --------------

          (a) Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form of Exhibit F hereto.
                                     ---------

               (b) Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form of Exhibit G.
                                            ---------

          5.3  Good Standing.
               -------------

          (a) Target shall have received a certificate or certificates of the Secretary of State of the State of Delaware and any applicable franchise tax authority of such state, certifying as of a date no more than 3 business days prior to the Effective Time that each of Acquiror and Merger Sub has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

          (b) Acquiror shall have received a certificate or certificates of the Secretary of State of the State of Delaware and any applicable franchise tax authority of such state, certifying as of a date no more than 3 business days prior to the Effective Time that Target has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

          5.4  Escrow Agreement.  Acquiror, Target, Escrow Agent and the
               ----------------
Stockholders' Representative shall enter into an Escrow Agreement in substantially the form attached hereto as Exhibit B.
                                          ---------

          5.5  Third Party Consents.  Acquiror shall have been furnished with
               --------------------
evidence satisfactory to it that Target has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger.

          5.6  FIRPTA Certificate.  Target shall provide Acquiror with a
               ------------------
properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger, as set forth in Section 4.5 above.

          5.7  Resignation of Directors and Officers.  Acquiror shall have
               -------------------------------------
received resignations from each of the directors and officers of Target in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

          5.8  Employment Agreement.  Mark Jamison shall have executed the
               --------------------
Employment Agreement substantially in the form attached hereto as Exhibit C.
                                                                  ---------

          5.9  Stock Restriction Agreement.  Mark Jamison shall have executed
               ---------------------------
the Stock Restriction Agreement substantially in the form attached hereto as Exhibit D.
---------

          5.10  Registration Rights.  Acquiror shall grant the registration
                -------------------
rights set forth in the Registration Rights Agreement attached as Exhibit E
                                                                  ---------
hereto to all holders of Acquiror Common Stock issued as a result of the merger; provided that in the event that there is then in effect a registration statement on Form S-8 pursuant to Section 4.8 above, the shares of Target Common Stock covered by such registration statement on Form S-8 shall not be entitled to the registration rights granted under this paragraph.

          5.11  Option Assumption and Waiver Letters.  All employees of Target
                ------------------------------------
who shall continue as employees of Acquiror or of the Surviving Corporation subsequent to the Effective Time, shall have executed the Option Assumption and Waiver Letter in substantially the form attached hereto as Exhibit H.
                                                           ---------

                                  SECTION SIX

     6.  Escrow and Indemnification.
         --------------------------

          6.1  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and continue until (i) for those matters relating to Taxes, until such date which is 30 days after the expiration of all applicable statutes of limitations relating to such Taxes or
(ii) for all other matters, the one year anniversary of the Effective Time (the "Indemnity Termination Date"); provided that if any claims for indemnification
 --------------------------
have been asserted with respect to any such representations and warranties prior to the Indemnity Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims. All covenants to be performed after the Effective Time shall continue indefinitely until so performed.

          6.2  Escrow Fund.  As soon as practicable after the Effective Time,
               -----------
the Initial Escrow Shares (and, together with the New Shares (as defined in
Section 6.6(a)), the "Escrow Shares") shall, without any act of any stockholder
                      -------------
of Target, be registered in the name of, and be deposited with, American Stock Transfer and Trust (or other institution selected by Acquiror) as escrow agent (the "Escrow Agent") in the Escrow Fund, and to be governed by the terms set
      ------------
forth herein and in the Escrow Agreement attached hereto as Exhibit B (the
                                                            ---------
"Escrow Agreement").  Those Escrowed Shares shall be drawn exclusively from
-----------------
certain shareholders of Target, specifically from members of the Board of Directors of Target as set forth in Schedule 6.3(a). In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (as defined below) pursuant to the indemnification obligations of the Indemnifying Stockholders (as defined below) pursuant to Section 6.3 and in accordance with the Escrow Agreement.

          6.3  Indemnification.
               ---------------

          (a) Indemnified Damages.  Subject to the limitations set forth in this
              -------------------
Section 6, from and after the Effective Time, the former stockholders of Target listed on Schedule 6.3(a) (the "Indemnifying Stockholders") shall protect,
                                -------------------------
defend, indemnify and hold harmless Acquiror and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (Acquiror, Surviving Corporation and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and
                                                        ------------------
collectively as "Indemnified Persons") from and against any and all losses,
                 -------------------
costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), (a) that any of the Indemnified
                                 -------
Persons incurs by reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of Target contained in this Agreement, including any exhibits or schedules attached hereto, and the Certificate of Merger, which becomes known to Acquiror prior to the Indemnity Termination Date, or (b) as a result of any legal, brokers or finders fees incurred by Target in connection with this transaction in excess of $50,000 in the aggregate, which became known to Acquiror prior to the Indemnity Termination Date. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Acquiror or the Surviving Corporation.

          (b) Exclusive Contractual Remedy and Limitations.  Acquiror, the
              --------------------------------------------
Indemnifying Stockholders and Target each acknowledge that Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total consideration Acquiror would have agreed to pay in connection with the Merger. The maximum liability of any Indemnifying Stockholder for any breach of a representation, warranty or covenant of Target shall be limited to the number of Escrow Shares in the Escrow Fund attributable to such Indemnifying Stockholder or, in the event the Escrow Shares have been distributed from the Escrow Fund, an amount equal to the fair market value of the Escrow Shares in which such Indemnifying Stockholder has an interest as of the date hereof (the "Initial
                                                                     -------
Escrow Value") as determined by averaging the closing price for Acquiror Common
------------
Stock on the Nasdaq National Market for the five trading days immediately prior to the date of this Agreement, regardless of any subsequent distribution of any Escrow

Shares; provided, however, that nothing herein shall limit the liability of any officer, director or stockholder of the Target for such person's or entity's fraud or intentional misrepresentation.

          6.4  Damages Threshold.  Notwithstanding the foregoing, no Indemnified
               -----------------
Person may receive any compensation for Damages from an Indemnifying Stockholder or the Escrow Fund unless and until a certificate signed by an officer of Acquiror (an "Officer's Certificate") identifying Damages in the aggregate
              ---------------------
amount in excess of $10,000 has been delivered to the Escrow Agent (or to the Stockholders' Representative if following the Escrow Period) and such amount is determined pursuant to this Section 6 to be payable, in which case Acquiror shall receive Escrow Shares (or cash if following the termination of the Escrow Period), equal in value to the full amount of such Damages without deduction; provided, however, that in no event shall Acquiror receive more than the number of Escrow Shares in the Escrow Fund (or cash in an amount greater than the Initial Escrow Value if after the termination of the Escrow Period). In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

          6.5  Escrow Period.  Subject to the following requirements, the Escrow
               -------------
Fund shall remain in existence until the first anniversary of the Effective Time (the "Escrow Period"). Upon the expiration of the Escrow Period, the Escrow
      -------------
Fund shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Representative (as defined in Section 6.8 below) and the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the termination of the Escrow Period shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Indemnifying Stockholders all Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the Indemnifying Stockholders pursuant to this Section 6.5 and the Escrow Agreement shall be made in proportion to their respective original contributions to the Escrow Fund.

          6.6  Distributions; Voting.
               ---------------------

          (a) Any shares of Acquiror Common Stock or other equity securities issued or distributed by Acquiror upon a stock split ("New Shares") in respect
                                                       ----------
of the Escrow Shares that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. When and if cash dividends on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be retained in escrow pending final distribution of the Escrow Fund and will not be immediately distributed to the beneficial owners of the Escrow Shares. Such dividends will become part of the Escrow Fund and will be available to satisfy Damages. The beneficial owners of the Escrow Shares shall pay any taxes on such dividends.

          (b) Each stockholder of Target shall have voting rights with respect to that number of Escrow Shares contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the stockholders of Target having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such stockholders. Acquiror shall show the Acquiror Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

          6.7  Method of Asserting Claims.  All claims for indemnification by
               --------------------------
the Surviving Corporation or any other Indemnified Person pursuant to this
Section 6 shall be made in accordance with the provisions of the Escrow Agreement, provided however, that all claims arising after the termination of the Escrow Period will be finally settled by binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          6.8  Representative of the Stockholders; Power of Attorney.  Glen
               -----------------------------------------------------
Tullman shall be appointed as agent and attorney-in-fact (the "Stockholders'
                                                               -------------
Representative") for the Indemnifying Stockholders, to enter into and perform
--------------
the Escrow Agreement, to authorize delivery to Acquiror of Escrow Shares, or other property from the Escrow Fund in satisfaction of claims by Acquiror or any other Indemnified Person, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholders' Representative for the accomplishment of the foregoing. The Stockholders' Representative shall act by vote or written action or consent of a majority of the members of the Committee.

          6.9  Adjustment to Escrow.  In the event that Acquiror pays out any
               --------------------
amounts to holders of Dissenting Shares with respect to such shares, the Escrow Shares shall be automatically reduced by the number of Escrow Shares allocable to such Dissenting Shares. Upon certification by the Acquiror to the Escrow Agent of such event, the Escrow Shares and any New Shares with respect thereto allocable to such Dissenting Shares shall be promptly returned to Acquiror.

                                 SECTION SEVEN

     7.  General Provisions.
         ------------------

          7.1  Expenses.  All costs and expenses incurred in connection with
               --------
this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the party incurring such expense.

          7.2  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

                         (a)  if to Acquiror or Merger Sub, to:
                              Netcentives Inc.
                              690 Fifth Street
                              San Francisco, CA  94115
                              Attention:  John F. Longinotti
                              Facsimile No.:  (415) 538-1889
                              Telephone No.:  (415) 538-1888

                              with a copy to:

                              Venture Law Group
                              2800 Sand Hill Road
                              Menlo Park, CA  94025
                              Attention:  Craig W. Johnson
                              Facsimile No.:  (650) 233-8386
                              Telephone No.:  (650) 854-4488

                         (b)  if to Target, to:
                              MaxMiles, Inc.
                              440 North Wells, Suite 600
                              Chicago, IL  60610
                              Attention:  President
                              Facsimile No.:  (312) 494-0399
                              Telephone No.:  (312) 494-0394
                              with copies to:

                              Glen Tullman
                              Allscripts
                              2401 Commerce Drive
                              Libertyville, IL  60048
                              Facsimile No.:  (847) 680-3721
                              Telephone No.:  (800) 654-0889



                              Barack Ferrazzano Kirschbaum Perlman and Nagelberg
                              Attn:  Sarah Bernstein
                              333 W. Wacker Drive, Suite 2700
                              Chicago, IL  60606
                              Facsimile No.:  (312) 984-3100
                              Telephone No.:  (312) 984-3150

          7.3       Interpretation.  When a reference is made in this Agreement
                    --------------
to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and
                                                       -------    --------
"including" when used herein shall be deemed in each case to be followed by the
 ---------
words "without limitation."  The phrase "made available" in this Agreement shall
       ------------------                --------------
mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the
                                                                          ---
date of this Agreement," "the date hereof," and terms of similar import, unless
-----------------------   ---------------
the context otherwise requires, shall be deemed to refer to January 31, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.4       Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          7.5       Entire Agreement; Nonassignability; Parties in Interest.
                    -------------------------------------------------------
This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder.

          7.6       Severability.  If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          7.7       Remedies Cumulative.  Except as otherwise provided herein,
                    -------------------
any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          7.8       Governing Law. This Agreement and all acts and transactions
                    -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

          7.9       Rules of Construction. The parties hereto agree that they
                    ---------------------
have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          7.10      Amendments and Waivers.  Any term of this Agreement may be
                    ----------------------
amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the parties and their respective successors and assigns.



                            [Signature Page Follows]

     Target, Acquiror and Merger Sub have executed this Agreement as of the date first written above.

                              TARGET

                              MaxMiles, Inc.


                              By:  /s/ Glen Tullman
                                  -----------------------------------

                              Name:    Glen E. Tullman
                                   ----------------------------------
                                                    (Print)

                              Title:   Chairman of the Board
                                    ---------------------------------

                              Address:
                                      -------------------------------

                              ACQUIROR

                              Netcentives Inc.


                              By:  /s/ J.F. Longinotti
                                  -----------------------------------

                              Name:     J.F. Longinotti
                                   ----------------------------------
                                                    (Print)
                              Title:    EVP, Operations & CFO
                                    ---------------------------------

                              Address:-------------------------------


                              MERGER SUB:

                              Arachnid Acquisition Corp.


                              By:       /s/ J.F. Longinotti
                                   ----------------------------------

                              Name:         J.F. Longinotti
                                   ----------------------------------
                                                    (Print)

                              Title:     EVP, Operations & CFO
                                    ---------------------------------

                              Address:
                                      -------------------------------

                                   EXHIBITS*
                                   --------



     Exhibit A    -     Certificate of Merger

     Exhibit B    -     Escrow Agreement

     Exhibit C    -     Employment Agreement

     Exhibit D    -     Stock Restriction Agreement

     Exhibit E    -     Registration Rights Agreement

     Exhibit F    -     Legal Opinion from Acquiror's Counsel

     Exhibit G    -     Legal Opinion from Target's Counsel

     Exhibit H    -     Option Assumption and Waiver Letter


* The Registrant agrees to furnish supplementally a copy of any of the above exhibits to the SEC upon request.